                                                                    EXHIBIT 12.1


                         Outdoor Communications, Inc.
                   Computation of Earnings to Fixed Charges
                            (Dollars in Thousands)




                                                                   Fiscal Year Ended
                                          --------------------------------------------------------------------------
                                           July 31,    August 31,    July 31,    August 31,    July 31,    August 31,
                                            1993        1994          1994         1994         1995        1995
                                          OCI North   OCI South     OCI North    OCI South    OCI North    OCI South
                                          ---------   ---------     ---------    ---------    ---------    ---------

Net income (loss)                          $(1,564)    $   77        $(1,366)     $  540       $ (104)      $  784

Income tax expense (benefit)                  (723)       170           (473)        340         (133)         524
                                           -------     ------        -------      ------       ------       ------

Income (loss) before income taxes           (2,287)       247         (1,839)        880         (237)       1,308

Plus fixed charges                           2,470      1,080          2,395       1,102        2,483        1,523
                                           -------     ------        -------      ------       ------       ------

Earnings                                   $   120     $1,327        $   556      $1,982       $2,246       $2,831
                                           =======     ======        =======      ======       ======       ======

Interest expense                           $ 2,030     $  845        $ 2,042      $  853       $2,127       $1,173

Amortization of deferred
 financing costs

Interest factor of rent expense                377        235            353         238          356          254
                                           -------     ------        -------      ------       ------       ------

Fixed charges                              $ 2,407     $1,080        $ 2,395      $1,102       $2,483       $1,523
                                           =======     ======        =======      ======       ======       ======

Ratio of earnings to fixed charges                        1.2x                       1.8x                       1.9x

Fixed charges exceed earnings by (1)       $ 2,287                   $ 1,839                   $  237





                                           August 1,  September 1,
                                            1995 to    1995 to        April 4,      Fiscal Year Ended
                                           April 3,    April 3,       1996 to     ---------------------
                                            1996        1996          June 30,    June 30,     June 30,
                                          OCI North   OCI South        1996         1997          1998
                                          ---------   ---------     ---------    ---------    ---------

Net income (loss)                          $(1,051)    $  269        $  (262)    $(3,319)    $ (5,045)

Income tax expense (benefit)                   156        201            (11)     (1,023)      (3,339)
                                           -------     ------        -------     -------     --------

Income (loss) before income taxes             (895)       470           (273)     (4,342)     (11,384)

Plus fixed charges                           1,719        845          2,264      15,488       16,098
                                           -------     ------        -------     -------     --------

Earnings                                   $   824     $1,315        $ 1,991     $11,146     $  4,714
                                           =======     ======        =======     =======     ========

Interest expense                           $ 1,461     $  645        $ 1,826     $12,878     $ 12,999

Amortization of deferred
 financing costs                                           55            128         668          547

Interest factor of rent expense                258        145            310       1,942        2,552
                                           -------     ------        -------     -------     --------

Fixed charges                              $ 1,719     $  845        $ 2,264     $15,488     $ 16,098
                                           =======     ======        =======     =======     ========

Ratio of earnings to fixed charges                        1.6x

Fixed charges exceed earnings by (1)       $   895                   $   273     $ 4,342     $ 11,384
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(1) Earnings were not adequate to cover fixed charges.